UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On September 30, 2008, Golden Star Management Services Company, a Delaware corporation (the “Management Company”), and a wholly-owned subsidiary of Golden Star Resources Ltd. (“Golden Star”), entered into an Amended and Restated Employment Agreement with Mr. Roger Palmer, Vice President Finance and Controller (the “Palmer Agreement”), effective April 1, 2008. The agreement amends and restates the employment agreement between Golden Star and Mr. Palmer dated October 23, 2006 in order to amend terms relating to severance and change of control payments and to reflect Mr. Palmer’s employment by the Management Company rather than Golden Star. The Management Company and Golden Star shall be referred to generally herein as the “Company.”

On September 8, 2008, Golden Star entered into an Amended and Restated Employment Agreement with S. Mitchel Wasel, Vice President Exploration, effective April 1, 2008 (the “Wasel Agreement,” and together with the Palmer Agreement, the “Agreements”), which amends and restates the employment agreement between Golden Star and Mr. Wasel dated September 1, 2007 to amend terms relating to severance and change of control payments. Mr. Palmer and Mr. Wasel shall be referred to generally herein as the “Executives.”

The Agreements provide for an increase in the payment due to an Executive upon termination of employment by the Company without cause or upon a termination by Executive in the event of a material breach of the Agreement by the Company. The severance payment, which is addition to the payment of accrued compensation at the time of termination, is increased from 0.5 times to 1 (one) times the sum of Executive’s then current base salary and the average of the target bonus for the Executive for the current calendar year and the bonus paid to the Executive for the previous year, plus in the case of Mr. Palmer, the amount of Company contributions to Executive’s 401(k) account for the most recent plan year before the termination date and the amount paid by the Company for welfare benefits on behalf of the Executive for the most recent year, subject to limitation in certain circumstances.

The Agreements also provide for an increase in the payment due to an Executive in the event of a termination upon a “change in control” as defined in the Agreements. The change in control severance, which is in addition to the payment of accrued compensation at the time of the termination upon a change in control and a pro rata portion of Executive’s target bonus for the current calendar year, is increased from one (1) times to two (2) times the sum of Executive’s base salary for the calendar year in which the termination became effective and the average of the target bonus for the Executive for the current calendar year and the bonus paid to Executive for the previous year, plus in the case of Mr. Palmer, the amount of Company contributions to Executive’s 401(k) account for the most recent plan year before the termination date and the amount paid by the Company for welfare benefits on behalf of the Executive for the most recent year.

The foregoing summary of the material amendments to Executives’ previous employment agreements that are reflected in the Agreements is by its nature incomplete. For further information regarding the terms and conditions of the Agreements, please refer to the Agreements which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated effective April 1, 2008 between Golden Star Management Services Company and Roger Palmer

10.2	Amended and Restated Employment Agreement dated effective April 1, 2008 between Golden Star Resources Ltd. and Mitch Wasel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008

Golden Star Resources Ltd.

By:	/s/ John A. Labate
John A. Labate
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated effective April 1, 2008 between Golden Star Management Services Company and Roger Palmer

10.2	Amended and Restated Employment Agreement dated effective April 1, 2008 between Golden Star Resources Ltd. and Mitch Wasel